UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2009 Management Incentive Plan

On March 30, 2009, the Board of Directors of Haynes International, Inc. (the “Company”), upon the Compensation Committee's recommendation, approved the 2009 Management Incentive Plan (the “Plan”). Under the Plan, certain employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, Mark Comerford, the President and Chief Executive Officer, and the other named executive officers as set forth in the Company’s Definitive Proxy Statement on Form 14A for the fiscal year ended September 30, 2008, who are Marcel Martin, Vice President - Finance and Chief Financial Officer; James A. Laird, Vice President – Marketing, Sales and Development; and Scott R. Pinkham, Vice President - Manufacturing (Messrs. Comerford, Martin, Laird and Pinkham are herein referred to collectively as the “named executive officers”).

If the Company meets certain specific targets for net income, inventory and free cash flow established by the Compensation Committee for fiscal 2009 (the “Financial Targets”), then each named executive officer is eligible for a cash payment under the Plan based on a percentage of fiscal 2009 base salary.  Each Financial Target is weighted so that it is possible for the named executive officers to earn a portion of the bonus if fewer than all of the Financial Targets are met.  Net income will count for 40% of total bonus, inventory for 30% and free cash flow for 30%.  If all of the Financial Targets are met, Mr. Comerford will be entitled to a bonus equal to 40% of his fiscal 2009 base salary, and Messrs. Martin, Laird and Pinkham will be entitled to a bonus equal to 25% of their fiscal 2009 base salary.

In addition, the Plan also granted shares of restricted stock and stock options to the named executive officers, with a grant date of March 31, 2009.  The shares of restricted stock will vest on the third anniversary of their grant date, provided that (a) the named executive officer is still employed by the Company and (b) the Company has met a three year net income performance goal, and are subject to the terms and conditions of the Company’s 2009 Restricted Stock Plan.  The stock options vest in three equal annual installments on the anniversary of the date of grant and are subject to the terms and conditions of the Company’s 2007 Stock Option Plan.  The total value of stock options and restricted shares for Mr. Comerford was approximately 66% of his fiscal 2009 base salary, while the total value of stock options and restricted shares for Messrs. Martin, Laird and Pinkham was approximately 61% of fiscal 2009 based salary.

Grants were made to the named executive officers in the following amounts:

Named Executive Officer	Restricted Shares	Stock Options
Mark Comerford	8,000	15,000
Marcel Martin	4,250	8,250
James A. Laird	3,750	7,250
Scott R. Pinkham	3,500	6,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: April 2, 2009	By:	/s/ MARCEL MARTIN
Marcel Martin
Vice President, Finance and Chief Financial Officer